EXHIBIT 3.2

                                     BY-LAWS

                                       OF

                             ALARON.COM CORPORATION

                             a Delaware corporation


                                    ARTICLE I

                                     Offices


         Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 9 East Loockerman Street, Dover, Delaware, County of Kent. The name of the Corporation's registered agent at such address shall be National Registered Agents, Inc.

         Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                                  Stockholders

         Section 2.1 Annual Meetings. An annual meeting of stockholders shall be held each year for the election of directors at such date, time and place either within or without the State of Delaware as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

         Section 2.2 Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman, if any, or the President and shall be called by the Chairman, the President or the Secretary at the request, in writing, stating the purpose or purposes of the meeting, of stockholders who hold a majority of the outstanding shares of each class of capital stock entitled to vote at the meeting. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be designated by the person or persons calling such meeting at least ten days prior to such meeting.

         Section 2.3 Notice of Meeting. Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting and, in the case of a special meeting,




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the  purpose or  purposes  for which the  meeting is  called.  Unless  otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         Other business may be transacted at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the sponsoring stockholder (a) not less than sixty nor more than ninety days before the date designated for the annual meeting or, if such date has not been publicly disclosed at least seventy-five days in advance, then not less than fifteen days after such initial public disclosure, a written notice setting forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder's notice and (iv) any material interest of the stockholder in such proposal, and (b) not more than ten days after receipt by the sponsoring stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. Notwithstanding anything in these by-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 2.3. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.3 and, if he or she should so determine, such officer shall so declare to the meeting and any business so determined to be not properly brought before the meeting shall not be transacted.

         Candidates for election to the Board of Directors of the Corporation (other than nominees proposed by the Board of Directors) may be nominated at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the nominating stockholder (a) not less than sixty nor more than ninety days before the date designated for the annual meeting or, if such date has not been publicly disclosed at least seventy-five days in advance, then not less than fifteen days after such initial public disclosure, a written notice setting forth (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), if such Regulation 14A were applicable (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder's notice, and (b) not more than ten days after receipt by the nominating stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. Notwithstanding anything in these by-laws to the contrary,










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no person shall be eligible for election as a director except in accordance with the provisions of this Section 2.3. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.3 and, if he or she should so determine, such officer shall so declare to the meeting and any such defective nomination shall be disregarded.

         Section 2.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.5 Quorum. Unless otherwise provided by law or the certificate of incorporation, at each meeting of stockholders, the presence in person or representation by proxy of the holders of a majority of the outstanding shares of each class of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present and represented may, by vote of the holders of a majority of the shares of capital stock of the Corporation so present and represented, adjourn the meeting from time to time until a quorum shall attend, and the provisions of Section 2.4 of these by-laws shall apply to each such adjournment. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Section 2.6 Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or in his absence, by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.7 Voting; Proxies. Unless otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him which has voting power on the subject matter submitted to a vote at the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy








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shall be  irrevocable  if it states that it is  irrevocable  and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary before the proxy is voted. Unless otherwise required by law, voting of stockholders for the election of directors need not be by written ballot. Voting of stockholders for all other matters need not be by written ballot unless so determined at a stockholders meeting by the vote of the holders of a majority of the outstanding shares of each class of capital sock present in person or represented by proxy at the meeting and entitled to vote on the subject matter submitted to a vote at the meeting. Unless otherwise provided by law or the certificate of incorporation, the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.

         Section 2.8 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or more than ten days after the date upon which the resolution fixing the record date with respect to the taking of corporate action by written consent without a meeting is adopted by the Board of Directors nor more than sixty days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.9 List of Stockholders Entitled to Vote. The Secretary shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a






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period of at least ten days prior to the  meeting,  either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Section 2.10 Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by the certificate of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                               Board of Directors

         Section 3.1 Powers; Number; Qualifications. Unless otherwise provided by law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Unless otherwise provided by the certificate of incorporation, the Board of Directors shall consist of such number of directors as the Board of Directors shall from time to time designate, provided, the Board shall at all times be comprised of at least two members whom shall be "disinterested" persons within the meaning of Rule 16b-3 under the Securities Exchange Act. Unless otherwise provided by the certificate of incorporation, directors need not be stockholders.

         Section 3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of a majority of shares of capital stock then entitled to vote at an election of directors. Whenever the holders of shares of any class or series of capital stock are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of the preceding sentence shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series of capital stock and not to the vote of the holders of the outstanding shares of capital stock as a whole. Unless otherwise provided by the certificate of incorporation or by these bylaws, vacancies and newly created









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directorships  resulting from any increase in the authorized number of directors or any other cause may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the vote of the sole remaining director. Whenever the holders of shares of any class or classes of capital stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series thereof may be filled by the vote of a majority of the directors elected by such class or classes or series thereof then in office, or by the vote of the sole remaining director so elected.

         Section 3.3 Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places either within or without the State of Delaware as the Board of Directors shall from time to time determine.

         Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, if any, the President or by any two members of the Board of Directors. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be fixed by the person or persons calling the meeting.

         Section 3.5 Notice of Meetings. Written notice of each meeting of the Board of Directors shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least twenty-four hours in advance of the meeting to each director. Notice may be given by letter, telegram, telex or facsimile and shall be deemed to have been given when deposited in the United States mail, delivered to the telegraph company or transmitted by telex or facsimile, as the case may be.

         Section 3.6 Telephonic Meetings Permitted. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 3.7 Quorum; Vote Required for Action. Unless otherwise required by law, at each meeting of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the certificate of incorporation. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall attend.

         Section 3.8 Organization. Meetings of the Board of Directors shall be presided over by the Chairman, if any, or in his absence by the President, or in their absence by a chairman chosen







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at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 3.9 Action by Directors Without a Meeting. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 3.10 Compensation of Directors. Unless otherwise provided by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors, which compensation may include the reimbursement of expenses incurred in connection with meetings of the Board of Directors or a committee thereof.


                                   ARTICLE IV

                                   Committees

         Section 4.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting thereof. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

         Section 4.2 Power of Committees. Any committee designated by the Board of Directors, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to take any action which by law may only be taken by the Board of Directors or to take any action with reference to: amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially










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all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these by-laws; and, unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

         Section 4.3 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

         Section 4.4 Audit Committee. The Board of Directors shall establish an Audit Committee which shall consist of three members of the Board of Directors, two of whom shall be "disinterested" persons within the meaning of Rule 16b-3 under the Securities Exchange Act. The Audit Committee shall have the authority to nominate the Corporation's independent accountants for approval by the Board of Directors and shall be responsible for reviewing the scope, results and costs of the audit with the Corporation's independent accountants and for reviewing the financial statements, audit practices and internal controls of the Corporation.

         Section 4.5 Compensation Committee. The Board of Directors shall establish a Compensation Committee which shall consist of three members of the Board of Directors, two of whom shall be "disinterested" persons within the meaning of Rule 16b-3 under the Securities Exchange Act. The Compensation Committee shall be responsible for recommending compensation and benefits for the executive officers of the Corporation.

         Section 4.6 Stock Option Committee. The Board of Directors shall establish a Stock Option Committee which shall consist of two members of the Board of Directors, both of whom shall be "disinterested" persons within the meaning of Rule 16b-3 under the Securities Exchange Act. The Stock Option Committee shall have the authority to determine, subject to the terms of the Corporation's stock option plans, the persons to whom stock options are granted, the number of options granted to each optionee, and the terms and conditions of each option, including its duration.


                                    ARTICLE V

                                    Officers

         Section 5.1 Officers; Elections. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect from its membership or outside thereof a President and a Secretary. The Board of Directors may also elect from its membership a Chairman







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of the Board of Directors (herein called "Chairman"), and from its membership or outside thereof a Chief Strategist, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers or agents as it may determine. Unless otherwise provided by the certificate of incorporation, any number of offices may be held by the same person.

         Section 5.2 Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided by the Board of Directors when electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer or agent with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

         Section 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record in a book to be kept for that purpose the proceedings of the meetings of the stockholders, the Board of Directors and any committees designated by the Board of Directors. The duties and powers of the officers shall be as follows:

                                    Chairman

         The Chairman shall preside at all meetings of the stockholders and Board of Directors. The Chairman shall be responsible for reviewing the general policies and programs of the Corporation. The Chairman shall sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and shall have such duties and responsibilities as may be assigned by the Board of Directors from time to time.

                                    President

         The President shall be the chief executive officer and chief operating officer of the Corporation and shall be responsible for formulating general policies and programs of the Corporation for submission to the Board of Directors and for carrying out the programs and policies approved by the Board of Directors. The President shall sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors and shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned by the Board of Directors.

                                Chief Strategist

         The  Chief  Strategist  shall  provide  consultation  to the  Board  of
Directors, Chairman, President and other senior officers in the strategic direction of the Corporation and in administering and coordinating the operations of the Corporation. The Chief Strategist shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                            Executive Vice Presidents

         The Executive Vice Presidents shall, in the order determined by the Board of Directors, perform the duties of the President and the Chief Strategist, in their absence, and such other duties as may from time to time be assigned to them by the Board of Directors, Chairman or the President.

                                 Vice Presidents

         The Vice Presidents shall perform such duties as may from time to time be assigned to them by the Board of Directors, Chairman or the President.

                                    Secretary

         The Secretary, or in his or her absence an Assistant Secretary, shall attend all meetings of the stockholders and the Board of Directors and shall record the proceedings of the stockholders and the Board of Directors and of committees of the Board of Directors in a book or books to be kept for that purpose. He or she shall give, or cause to be given, notice of all meetings as required by law and properly keep records and reports and perform such other duties as the Board of Directors, Chairman or President may prescribe from time to time.

                                    Treasurer

         The Treasurer shall have or provide for the custody of the funds or other property of the Corporation and shall keep a separate book account of the same as Treasurer. The Treasurer shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation and deposit all funds in his or her custody as Treasure in such banks or other places of deposit as the Board of Directors may from time to time designate. Whenever required by the Board of Directors the Treasurer shall render an accounting showing his or her transactions as Treasurer and the financial condition of the Corporation. The Treasurer shall perform such other duties as the Board of Directors, Chairman or the President may prescribe from time to time.









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




         Section 5.4 Other Officers; Security. The other officers, if any, of the Corporation shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Directors shall from time to time delegate to each such officer. The Board of Directors may require any officer, agent or employee to give security, by bond or otherwise, for the faithful performance of his duties.

         Section 5.5 Compensation of Officers. The compensation of each officer shall be fixed by the Board of Directors and no officer shall be prevented from receiving such compensation by virtue of his also being a director.


                                   ARTICLE VI

                                      Stock

         Section 6.1 Certificates. Every holder of one or more shares of capital stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, or the President or an Executive Vice President, and by the Treasurer or an Assistant Treasurer, if any, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII

             Indemnification   of   Directors,  Officers  and  Other  Authorized
Representatives

         Section 7.1 Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

         Section 7.2 Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 7.3 Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits otherwise in defense of any third party proceeding or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

         Section 7.4 Determination of Entitlement to Indemnification. Any indemnification under Section 7.1, 7.2 or 7.3 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has wither met the applicable standard of conduct set forth in Section 7.1 or 7.2 or has been successful on the merits, or otherwise as set forth in Section 7.3 and that the amount requested has been actually and reasonably incurred.
Such determination shall be made:

                  (1) By the board of directors by a majority of a quorum consisting of directors who were not parties to such third party proceeding or corporate proceeding, or

                  (2)  If  such  a  quorum  is  not  obtainable,   or,  even  if
         obtainable,   a  quorum  of  disinterested  directors  so  directs,  by
         independent legal counsel in a written opinion, or

                  (3)      By the stockholders.

         Section 7.5       Advancing Expenses.

         (a) Expenses actually and reasonably incurred by an officer or director in defending any third party proceeding or corporate proceeding shall be paid on behalf of an officer or director by the Corporation in advance of the final disposition of such third party proceeding or corporate proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.

         (b) Expenses actually and reasonably incurred in defending any third party proceeding or corporate proceeding shall be paid on behalf of an authorized representative other than an officer or director by the Corporation in advance of the final disposition of such third party proceeding or corporate proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such authorized representative to repay such amount if it shall ultimately a be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.

         (c) The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.

         Section 7.6       Definitions.  For purposes of this Article:

                  (1) "authorized representative" shall mean a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, past, present or future;

                  (2) "Corporation" shall include, in addition to the resulting Corporation, any constituent corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

                  (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation;

                  (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

                  (5)"expenses" shall include attorneys' fees and disbursements;

                  (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

                  (7) "not opposed to the best interests of the Corporation" shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

                  (8) "other enterprises" shall include employee benefit plans;

                  (9) "party" shall include the giving of testimony or similar involvement;

                  (10) "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

                  (11) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.

         Section 7.7 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

         Section 7.8 Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.9 Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.










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





                                  ARTICLE VIII

                                  Miscellaneous

         Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 8.2 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         Section 8.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law, the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the certificate of incorporation or these by-laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

         Section 8.4 Interested Directors, Officers, Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 8.5 Books and Records. The books and records of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 8.6 Amendment of By-Laws. These By-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.






























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